GROSSMAN'S INC.

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               NONQUALIFIED STOCK OPTION AGREEMENT

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     AGREEMENT, dated as of                  between GROSSMAN'S
INC., a Delaware Company (the "Company"), and
(the "Optionee"):

     Pursuant to the Grossman' s Inc. 1993 Key Employee Stock Option Plan, as amended, (the "Plan"), the Board of Directors of the Company (the "Board"), has granted to the Optionee, effective
on               , an option to purchase an aggregate of
Shares of the Company's Common Stock (the "Shares") at the option
exercise price of $    per share ("Option Price") the closing
sale price as reported on the NASDAQ National Market System on
           , subject to the terms and conditions set forth in Exhibit A attached hereto. Such option is intended to constitute a nonqualified stock option.

     IN WITNESS WHEREOF, the Company and the optionee have duly executed this Agreement as of the day first above written.

                              GROSSMAN'S INC.

                              By   ________________________
                                   Thomas R. Schwarz
                                   Chairman of the Board


                                   _________________________
                                   Optionee


EXHIBIT A TO OPTION AGREEMENT DATED AS OF _________________________


     1.  Confirmation of Grant; Option Price.  An option (the
"Option") to purchase the Shares at the Option Price per share, as set forth in the Agreement to which this Exhibit A is appended, is confirmed. The Option is subject to the provisions of the Plan applicable to nonqualified options.

     2. Appointment of Committee. The Board has appointed the Compensation, Stock Option and Employee Benefits Committee of the Board (the "Committee") to administer the Plan, and all references in this Agreement to the "Board" shall be deemed to include the Committee, and the Committee shall be authorized, in lieu of the Board, to take all acts and make all determinations necessary or advisable for the administration of the Plan and this Agreement.

     3. Exercisability. The option shall become exercisable, subject to the provisions hereof, in four annual installments equal to 25% of the number of Shares covered by the Option, commencing on the first anniversary of the date of grant of the option set forth in the Agreement, provided that in the case of retirement of Optionee at age 65 or older or upon a Change of Control (as defined below) of the Company, the Option shall forthwith become exercisable with respect to all Shares subject to the Option. On or after any date on which the Option becomes exercisable with respect to any Shares in accordance with the foregoing, such Shares may be purchased, in accordance with the provisions hereof, in whole at any time or in part from time to time prior to the expiration of the Option. Except as an earlier termination date is specified by this Agreement, the Option shall expire on the tenth anniversary of such date of grant.

     For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any Company, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (other than the "group" which filed a Schedule 13D with the Securities and Exchange Commission in June, 1987) becomes the beneficial owner of stock representing more than twenty-five percent of the voting power of the Company; (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another Company other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all of the Company's assets or to liquidate the Company, or (iii) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

     4. Exercise by Estate. During the lifetime of the optionee, the Option may be exercised only by him or her. If the optionee shall die during his or her employment by the Company or a subsidiary and prior to the expiration date specified in section 3 hereof, the Option may be exercised (to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death) by the Optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of (a) twelve months after the Optionee's death or (b) the expiration date specified in section 3 hereof. On the earlier of such dates, the Option shall terminate.

     5. Exercise After Termination of Employment. If the optionee shall cease to be employed by the Company or any parent or subsidiary thereof, other than by reason of death or retirement at age 65 or older, no further installment of the option will become exercisable after the date of termination of such employment. The option shall terminate on the earlier of the date which is three months after the date of termination of employment, excluding retirement at age 65 or older, or the expiration date specified in section 3; provided that in the case of termination of employment due to a disability within the meaning of section 105(d) (4) of the Internal Revenue Code of 1986, as amended (the "Code"), the option shall terminate on the earlier of the date which is twelve months after such date of termination or the expiration date specified in section 3. Notwithstanding the foregoing, if the Optionee's employment is terminated for Cause, i.e., an action or omission by optionee involving willful malfeasance or gross negligence in a material respect or commission of a felony, the option shall immediately be canceled. A transfer of the Optionee's employment from the Company to any subsidiary or vice versa, or from one subsidiary to another, without an intervening period, shall not be deemed a termination of employment. If the Optionee is granted a leave of absence or absence on military or governmental service, the Board shall conclusively determine whether the Optionee remains employed during such leave of absence for the purpose of this section 5. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its affiliates for any period, or interfere in any way with any right of the Company or any of its affiliates to terminate his or her employment at any time during such period.

     6. Restriction on Exercise. The Option may be exercised only with respect to full Shares, and no fractional Shares shall be issued. The Option may not be exercised in whole or in part, and no certificates representing Shares subject to the Option shall be delivered

     (a) if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured and any required registration under the Securities Act of 1933 shall not be effective;

     (b) unless the Shares shall be listed on any stock exchange on which the Shares are then listed and registered under the Securities and Exchange Act of 1934, as amended, which listing and registration may be upon official notice of issuance thereof; or

     (c) unless all applicable federal, state and local tax withholding requirements are satisfied. The Company shall use its best efforts to obtain any approval, consent or listing referred to in clause (a) or (b) above. The Company may (but need not) require as a condition to the exercise of the option in whole or in part at any time that the Optionee (or any person exercising the Option after his or her death in accordance with the provisions of section 4 hereof) represents to the Company in writing that he or she is purchasing the Shares to be acquired upon such exercise for his or her own account for investment and not with a view to distribution or with any present intention of reselling any thereof except pursuant to an effective registration under the Securities Act of 1933, as amended,, or an applicable exemption therefrom.

     7. Manner of Exercise. To the extent the Option shall have become and remains exercisable as provided in this Agreement, and subject to such administrative regulations as the Board may from time to time adopt, the option may be exercised by written notice to the Secretary of the Company, specifying the number of Shares with respect to which the Option is being exercised and accompanied by full payment of the option exercise price for such Shares plus any withholding taxes, payable in cash. In the event that the Option shall be exercised by a person other than the Optionee in accordance with the provisions of section 4 hereof, such person shall furnish to the Company evidence satisfactory to it of his or her right to exercise the Option. The Company may require the Optionee or such other person exercising the Option to furnish or execute such documents as the Company shall deem necessary to evidence such exercise, to determine whether registration is then required under the Securities Act of 1933, as amended, or to comply with or satisfy the requirements of such Act or any other law or of this Agreement.

     8. Non-Assignability. The option may not be assigned, transferred or hypothecated by the optionee, except by will or by the laws of descent and distribution to the extent contemplated by section 4 hereof. At the request of the Optionee, Shares purchased on exercise of the option may be issued in or transferred into the name of the Optionee and another person jointly with the right of survivorship.

     9. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the issuance of a certificate or certificates to him or her for such Shares upon exercise of the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10. Capital Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, or other similar transaction, appropriate adjustments shall be made in the number and purchase price of Shares covered by the Option, as deemed equitable and appropriate by the Board, by means of a grant of a substitute option or an additional option or otherwise. To the extent deemed equitable and appropriate by the Board, subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, liquidation or dissolution, the Option shall pertain to the securities and other property, if any to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with such transaction.

     11. Notice. Notice to the Secretary of the Company shall be deemed given if in writing and mailed to the Secretary of the Company by first-class mail at the then principal office of the Company.

     12. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.